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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-87408 of Monday Ltd of our report dated May 1, 2002 (June 30, 2002 as to the issuance of Premium Equity Participating Security Units as described in Note
13), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP
New York, New York
July 2, 2002